1 AMENDMENT TO TRANSFER AGENCY SERVICES AGREEMENT THIS AMENDMENT TO THE TRANSFER AGENCY SERVICES AGREEMENT (this “Amendment”) is made as of March 1, 2023 (the “Effective Date”) by and between BROWN BROTHERS HARRIMAN & CO., (“BBH” or the “Transfer Agent”), and GLOBAL X MANAGEMENT COMPANY LLC (“GXMC”). All capitalized terms used but not defined herein shall have the meanings set forth in the Agreement. WHEREAS, pursuant to a Transfer Agency Services Agreement between GXMC and BBH, dated November 7, 2008, as amended (the “Agreement”), BBH has been appointed as transfer agent for the Global X Funds (the “Trust”) in accordance with the terms and conditions set forth in the Agreement; WHEREAS, GXMC serves as investment advisor and administrator to the Trust, and in such capacity has been authorized to engage third parties to provide certain services to the Trust and its series (each a “Fund” and collectively, the “Funds”); and WHEREAS, in accordance with Section 16 of the Agreement, BBH and GXMC desire to amend the Agreement as set forth herein; NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, each of BBH and GXMC hereby agree as follows: 1. Pursuant to Section 15 of the Agreement, Appendix A to the Agreement is hereby revised in order to terminate certain Funds listed in Exhibit A hereto (the “Transition Funds”) from the Agreement, effective as of such date or dates to be agreed upon by the parties, which date or dates shall be no more than 100 days from the Effective Date of this Amendment (each such date with respect to any such fund, the “Termination Date”). Notwithstanding the foregoing, upon the request of GXMC, BBH agrees to extend such Termination Date(s) to a date mutually agreed upon by the parties, provided that, prior to said request, GXMC has provided reasonable notice to BBH of the relevant unforeseen circumstances that require such extension. The parties agree to enter into an amendment to the Agreement to provide for such extension of the Termination Date. 2. Section 15 of the Agreement is hereby amended to add the subsection below. Other sections of the Agreement remain unchanged: “15(e) Separate Termination for Each Fund. Termination of this Agreement with respect to any one particular Fund shall in no way affect the rights and duties under this Agreement with respect to any other Fund.” 3. As amended hereby, all terms and provisions of the Agreement are hereby ratified and affirmed as of the date hereof and are hereby extended to give effect to the terms hereof. 4. This Amendment together with the Agreement constitutes the entire agreement of the parties with respect to its subject matter and supersedes all oral communications and prior writings with respect thereto. Except as expressly modified hereby, the Agreement shall continue in full force and effect in accordance with its terms and conditions. 5. This Amendment may be executed in any number of counterparts each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.

2 6. This Amendment shall be construed in accordance the governing law and exclusive jurisdiction provisions of the Agreement. IN WITNESS WHEREOF, each of the undersigned parties has executed this Amendment to the Agreement effective as of the date first above written. BROWN BROTHERS HARRIMAN & CO. By: __________________________________ Name: Title: Date: GLOBAL X MANAGEMENT COMPANY LLC By: __________________________________ Name: John Belanger Title: Chief Operating Officer Date: March 1, 2023 Shawn McNinch Managing Director 3/3/2023

EXHIBIT A Ex. A-1 Global X Aging Population ETF Global X AgTech & Food Innovation ETF Global X Artificial Intelligence & Technology ETF Global X Autonomous & Electric Vehicles ETF Global X Blockchain & Bitcoin Strategy ETF Global X Blockchain ETF Global X Cannabis ETF Global X Clean Water ETF Global X CleanTech ETF Global X Copper Miners ETF Global X Cybersecurity ETF Global X Data Center REITs & Digital Infrastructure ETF Global X Dax Germany ETF Global X Disruptive Materials ETF Global X Dow 30 Covered Call ETF Global X E-Commerce ETF Global X Emerging Market Bond ETF Global X Emerging Markets Internet & E-commerce ETF Global X FinTech ETF Global X FTSE Southeast Asia ETF Global X Genomics & Biotechnology ETF Global X Gold Explorers ETF Global X Green Building ETF Global X Hydrogen ETF Global X Interest Rate Hedge ETF Global X Interest Rate Volatility & Inflation Hedge ETF Global X Internet of Things ETF Global X Lithium and Battery Tech ETF Global X Metaverse ETF Global X MSCI Argentina ETF Global X MSCI China Communication Services ETF Global X MSCI China Consumer Discretionary ETF Global X MSCI China Consumer Staples ETF Global X MSCI China Energy ETF Global X MSCI China Financials ETF Global X MSCI China Health Care ETF Global X MSCI China Information Technology ETF Global X MSCI China Industrials ETF Global X MSCI China Materials ETF Global X MSCI China Real Estate ETF Global X MSCI China Utilities ETF Global X MSCI Colombia ETF Global X MSCI Greece ETF Global X MSCI Next Emerging & Frontier ETF Global X MSCI Nigeria ETF Global X MSCI Norway ETF Global X MSCI Pakistan ETF Global X MSCI Portugal ETF Global X MSCI SuperDividend EAFE ETF Global X MSCI SuperDividend Emerging Markets ETF Global X MSCI Vietnam ETF Global X NASDAQ 100 Collar 95-110 ETF Global X Nasdaq 100 Covered Call & Growth ETF Global X Nasdaq 100 Covered Call ETF Global X NASDAQ 100 Risk Managed Income ETF Global X NASDAQ 100 Tail Risk ETF Global X Renewable Energy Producers ETF Global X Robotics & Artificial Intelligence ETF Global X Russell 2000 Covered Call ETF Global X S&P 500 Collar 95-110 ETF Global X S&P 500 Covered Call & Growth ETF Global X S&P 500 Covered Call ETF Global X S&P 500 Risk Managed Income ETF Global X S&P 500 Tail Risk ETF Global X S&P Catholic Values Developed ex-U.S. ETF Global X Silver Miners ETF Global X Social Media ETF Global X Solar ETF Global X SuperDividend ETF Global X SuperDividend REIT ETF Global X SuperDividend U.S. ETF Global X Thematic Growth ETF Global X Uranium ETF Global X Video Games & Esports ETF Global X Wind Energy ETF